Exhibit 99.1

Contacts:
Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863

D&B Announces First Quarter 2008 Results;

Confirms Guidance; Declares Dividend

•	Diluted EPS Before Non-Core Gains and Charges Up 18%; GAAP Diluted EPS Up 23%

•	Core and Total Revenue Up 8% Before the Effect of Foreign Exchange; Up 9% After the Effect of Foreign Exchange

•	Declares $0.30 Per Share Quarterly Cash Dividend

Short Hills, NJ – May 7, 2008—D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the first quarter ended March 31, 2008.

First Quarter 2008 Results

Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2008, were $1.14, up 18 percent from $0.97 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended March 31, 2008, were $1.07, up 23 percent from $0.87 in the prior year similar period.

Core and total revenue for the first quarter of 2008 was $414.7 million, up 8 percent from the prior year similar period before the effect of foreign exchange (up 9 percent after the effect of foreign exchange).

The Company announced that, effective January 1, 2008, it began reporting its Supply Management Solutions business as part of its Risk Management Solutions business. This is consistent with the Company’s overall strategy and also reflects customers’ needs to better understand the financial risk of their supply chain.

The Company has reclassified its historical results to reflect this change.

Core and total revenue results for the first quarter of 2008 reflect the following by solution set:

•

Risk Management Solutions revenue of $274.3 million, up 7 percent from the prior year similar period before the effect of foreign exchange (up 10 percent after the effect of foreign exchange); Supply Management Solutions contributed approximately 1 point of Risk Management revenue growth during the first quarter of 2008, before the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $109.7 million, up 5 percent before the effect of foreign exchange (up 6 percent after the effect of foreign exchange); and

•	Internet Solutions (previously referred to as E-Business Solutions) revenue of $30.7 million, up 24 percent before the effect of foreign exchange (up 25 percent after the effect of foreign exchange).

Operating income before non-core gains and charges for the first quarter of 2008 was $110.7 million, up 11 percent from the prior year similar period. On a GAAP basis, operating income was $100.3 million, up 19 percent from the prior year similar period. During the first quarter of 2008, the Company also incurred transition costs of $3.2 million compared with $2.9 million incurred in the prior year similar period.

Net income before non-core gains and charges for the first quarter of 2008 was $65.3 million, up 10 percent from the prior year similar period. On a GAAP basis, net income for the quarter was $61.2 million, up 16 percent from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the first quarter of 2008, excluding the impact of legacy tax matters, was $106.8 million, up 5 percent from the prior year similar period.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities, excluding the impact of legacy tax matters was $124.2 million, up 6 percent from the prior year similar period. On a GAAP basis, net cash provided by operating activities was $126.5 million, compared to $116.7 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the first quarter of 2008 under the Company’s discretionary repurchase program totaled $84.9 million, while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $34.6 million.

The Company ended the quarter with $215.7 million of cash and cash equivalents.

First Quarter 2008 Segment Results

United States

Core and total revenue for the first quarter of 2008 was $321.2 million, up 6 percent from the prior year similar period.

U.S. core and total revenue results for the first quarter of 2008 reflect the following:

•	Risk Management Solutions revenue of $200.4 million, up 6 percent; Supply Management Solutions contributed approximately 2 points of Risk Management revenue growth during the first quarter of 2008;

•	Sales & Marketing Solutions revenue of $92.0 million, up 3 percent; and

•	Internet Solutions revenue of $28.8 million, up 26 percent.

Operating income for the first quarter of 2008 was $118.4 million, up 9 percent from the prior year similar period. The increase was primarily due to improved revenue in the U.S. segment, partially offset by costs associated with acquisitions and investments to enhance the Company’s strategic capabilities.

International

Core and total revenue for the first quarter of 2008 was $93.5 million, up 13 percent from the prior year similar period before the effect of foreign exchange (up 22 percent after the effect of foreign exchange).

International core and total revenue results for the first quarter of 2008 reflect the following:

•

Risk Management Solutions revenue of $73.9 million, up 12 percent from the prior year similar period before the effect of foreign exchange (up 22 percent after the effect of foreign exchange); Supply Management Solutions did not have a meaningful contribution to Risk Management revenue growth during the first quarter of 2008;

•	Sales & Marketing Solutions revenue of $17.7 million, up 16 percent before the effect of foreign exchange (up 24 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $1.9 million, up 3 percent before the effect of foreign exchange (up 10 percent after the effect of foreign exchange).

Operating income before non-core gains and charges for the first quarter of 2008 was $13.2 million, up 25 percent from the prior year similar period. The increase was primarily due to improved revenue and the net impact of foreign exchange. On a GAAP basis, operating income for the first quarter of 2008 was $13.2 million, up 35 percent from the prior year similar period.

Non-Core Gains and Charges

During the first quarter of 2008 and 2007, the Company recorded:

•	Net pre-tax, non-core charges of $10.0 million and $9.3 million, respectively;

•	Net after-tax, non-core charges of $5.2 million and of $6.9 million, respectively.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2008 Outlook Confirmed

D&B confirmed the following full year financial guidance for 2008:

•	Core revenue growth of 8 percent to 10 percent, before the effect of foreign exchange;

•	Operating income growth of 11 percent to 13 percent growth, or $501 million to $510 million, before non-core gains and charges;

•	Diluted EPS growth of 14 percent to 16 percent, or $5.19 to $5.29, before non-core gains and charges;

•	Free cash flow of $337 million to $352 million, excluding the impact of legacy tax matters;

•	Tax rate of approximately 37 percent to 37.5 percent, before non-core gains and charges.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, filed February 25, 2008 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this earnings release.

Dividend Declared

D&B announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share. This quarterly cash dividend is payable on June 16, 2008, to shareholders of record at the close of business on May 30, 2008.

First Quarter Teleconference

As previously announced, D&B will review its first quarter 2008 financial results in a conference call with the investment community on Thursday, May 8, 2008, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

**************

About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for over 166 years. D&B’s global commercial database contains more than 125 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet Solutions to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

**************

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2008 Outlook Confirmed,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new Web-based products or services in a seamless way and without disruption to existing products such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force, in regions throughout the world.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•

D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2008	2007
Revenue:
U.S.	$321.2	$302.5	6%	0%	6%
International	93.5	76.5	22%	9%	13%

Core and Total Revenue	$414.7	$379.0	9%	1%	8%

Operating Income (Loss):
U.S.	$118.4	$109.1	9%
International (1)	13.2	9.8	35%

Total Divisions	131.6	118.9	11%
Corporate and Other (2)	(31.3)	(34.5)	9%

Operating Income	100.3	84.4	19%

Interest Income	2.4	1.4	67%
Interest Expense	(9.4)	(6.4)	(48)%
Other Income (Expense) - Net (3)	0.3	5.9	(96)%

Non-Operating Income (Expense) - Net	(6.7)	0.9	N/M

Income before Provision for Income Taxes	93.6	85.3	10%
Provision for Income Taxes	33.8	33.1	(2)%
Minority Interest Income (Expense)	0.1	0.1	0%
Equity in Net Income (Loss) of Affiliates	0.2	0.1	48%

Income From Continuing Operations	60.1	52.4	15%

Discontinued Operations:

Income from Discontinued Operations, Net of Income Taxes	0.7	0.3	N/M

Gain on Disposal of Italian Real Estate business, No Income Tax Impact	0.4	0.0	N/M

Income from Discontinued Operations, Net of Income Taxes	1.1	0.3	N/M

Net Income (4)	$61.2	$52.7	16%

Basic Earnings Per Share of Common Stock:
Continuing Operations	$1.07	$0.88	22%
Discontinued Operations	0.02	0.01	N/M

Basic Earnings Per Share of Common Stock	$1.09	$0.89	23%

Diluted Earnings Per Share of Common Stock:
Continuing Operations	$1.05	$0.86	22%
Discontinued Operations	0.02	0.01	N/M

Diluted Earnings Per Share of Common Stock (5)	$1.07	$0.87	23%

Weighted Average Number of Shares Outstanding:
Basic	56.0	59.4	6%

Diluted	57.3	60.9	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2008	2007
Revenue:
U.S.	$321.2	$302.5	6%	0%	6%
International	93.5	76.5	22%	9%	13%

Core and Total Revenue	$414.7	$379.0	9%	1%	8%

Operating Income (Loss):
U.S.	$118.4	$109.1	9%
International (1)	13.2	10.6	25%

Total Divisions	131.6	119.7	10%
Corporate and Other (2)	(20.9)	(19.7)	(6)%

Operating Income	110.7	100.0	11%

Interest Income	2.4	1.4	67%
Interest Expense	(9.4)	(6.4)	(48)%
Other Income (Expense) - Net (3)	(0.1)	(0.4)	78%

Non-Operating Income (Expense) - Net	(7.1)	(5.4)	(34)%

Income before Provision for Income Taxes	103.6	94.6	10%
Provision for Income Taxes	38.6	35.5	(9)%
Minority Interest Income (Expense)	0.1	0.1	0%
Equity in Net Income (Loss) of Affiliates	0.2	0.1	48%

Net Income (4)	$65.3	$59.3	10%

Basic Earnings Per Share of Common Stock	$1.17	$1.00	17%

Diluted Earnings Per Share of Common Stock (5)	$1.14	$0.97	18%

Weighted Average Number of Shares Outstanding:
Basic	56.0	59.4	6%

Diluted	57.3	60.9	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1) The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:
	Quarter Ended March 31,
Amounts in millions	2008	2007	% Change Fav/(Unfav)
International Operating Income - GAAP Results (Schedule 1)	$13.2	$9.8	35%
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	(0.8)	N/M

International Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$13.2	$10.6	25%

(2) The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:
	Quarter Ended March 31,
Amounts in millions	2008	2007	% Change Fav/(Unfav)
Corporate and Other - GAAP Results (Schedule 1)	$(31.3)	$(34.5)	9%
Restructuring Charges	(10.4)	(14.8)	30%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(20.9)	$(19.7)	(6)%

(3) The following table reconciles Other Income (Expense) - Net included in Schedule 1 and Schedule 2:
	Quarter Ended March 31,
Amounts in millions	2008	2007	% Change Fav/(Unfav)
Other Income (Expense) - Net - GAAP Results (Schedule 1)	$0.3	$5.9	(96)%
Effect of Legacy Tax Matters	0.4	0.5	(20)%
Gain Associated with Huaxia/D&B China Joint Venture	—	5.8	N/M

Other Income (Expense) - Net - Before Non-Core Gains and Charges (Schedule 2)	$(0.1)	$(0.4)	78%

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(4) The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2008	2007
Net Income - GAAP Results (Schedule 1)	$61.2	$52.7	16%

Restructuring Charges	(6.5)	(9.2)	29%
Gain Associated with Huaxia/D&B China Joint Venture	—	2.9	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	(0.6)	N/M
Interest on IRS Deposit	1.3	—	N/M
Income from Discontinued Operations, Net of Income Taxes	0.7	0.3	N/M
Gain on Disposal of Italian Real Estate business	0.4	—	N/M

Net Income - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$65.3	$59.3	10%

(5) The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
	2008	2007
Diluted EPS - GAAP Results (Schedule 1)	$1.07	$0.87	23%

Restructuring Charges	(0.11)	(0.16)	31%
Gain Associated with Huaxia/D&B China Joint Venture	—	0.06	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	(0.01)	N/M
Interest on IRS Deposit	0.02	—	N/M
Income from Discontinued Operations, Net of Income Taxes	0.02	0.01	100%

Diluted EPS - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$1.14	$0.97	18%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*For 2008, our non-GAAP measures reflect results on a “Continuing Operations” basis.

*Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.

*Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”

*Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”

* Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2008	2007
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions [1]	200.4	190.0	6%	0%	6%
Sales & Marketing Solutions	92.0	89.6	3%	0%	3%
Internet Solutions	28.8	22.9	26%	0%	26%

Core and Total U.S.	321.2	302.5	6%	0%	6%

International:
Risk Management Solutions [1]	73.9	60.5	22%	10%	12%
Sales & Marketing Solutions	17.7	14.2	24%	8%	16%
Internet Solutions	1.9	1.8	10%	7%	3%

Core and Total International	93.5	76.5	22%	9%	13%

Total Corporation:
Risk Management Solutions [1]	274.3	250.5	10%	3%	7%
Sales & Marketing Solutions	109.7	103.8	6%	1%	5%
Internet Solutions	30.7	24.7	25%	1%	24%

Core and Total Revenue	$414.7	$379.0	9%	1%	8%

Operating Costs:
Operating Expenses	$123.8	$107.4	(15)%
Selling and Administrative Expenses	166.8	163.3	(2)%
Depreciation and Amortization	13.4	9.1	(46)%
Restructuring Expense	10.4	14.8	30%

Total Operating Costs	$314.4	$294.6	(7)%

Capital Expenditures	2.3	$6.5	65%

Additions to Computer Software & Other Intangibles	$15.1	$8.3	(82)%

Notes:

1       On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change

			AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Risk Management Solutions without Supply Management Solutions:

U.S.			4%	0%	4%
International			22%	10%	12%
Total Corporation			8%	2%	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Net Debt Position:
Cash and Cash Equivalents	$215.7	$175.8	$156.1	$145.4	$130.7
Short-Term Debt	—	—	—	(0.1)	(0.1)
Long-Term Debt	(790.0)	(724.8)	(546.2)	(475.8)	(484.1)

Net Debt	$(574.3)	$(549.0)	$(390.1)	$(330.5)	$(353.5)

	Year-To-Date
Amounts in millions	Mar 31, 2008	Mar 31, 2007	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$126.5	$116.7	8%
Less:
Capital Expenditures (GAAP Results)	2.3	6.5	65%
Additions to Computer Software & Other Intangibles (GAAP Results)	15.1	8.3	(82)%

Free Cash Flow	109.1	101.9	7%
Legacy Tax Matters (Refund) Payment	(2.3)	—	N/M

Free Cash Flow Excluding Legacy Tax Matters	$106.8	$101.9	5%

	Year-To-Date
Amounts in millions	Mar 31, 2008	Mar 31, 2007	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$126.5	$116.7	8%
Legacy Tax Matters (Refund) Payment	(2.3)	—	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$124.2	$116.7	6%

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5

GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended March 31, 2008 vs. 2007
				Traditional/VAPs as a % of Total Customer Solution Sets/Total
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	2008 % Product Line/Total		2007 % Product Line/Total
Revenue:
U.S.:
Risk Management Solutions:
Traditional	3%	0%	3%	72%	45%	74%	46%
VAPs	8%	0%	8%	22%	14%	22%	14%
Supply Management Solutions	38%	0%	38%	6%	4%	4%	3%
Total Risk Management Solutions [1]	6%	0%	6%		63%		63%
Sales & Marketing Solutions:
Traditional	(1)%	0%	(1)%	41%	11%	42%	12%
VAPs	6%	0%	6%	59%	17%	58%	17%
Total Sales & Marketing Solutions	3%	0%	3%		28%		29%
Internet Solutions	26%	0%	26%		9%		8%
Core and Total U.S. Revenue	6%	0%	6%

International:
Risk Management Solutions:
Traditional	19%	10%	9%	82%	64%	84%	66%
VAPs	39%	11%	28%	17%	14%	15%	12%
Supply Management Solutions	32%	13%	19%	1%	1%	1%	1%
Total Risk Management Solutions [1]	22%	10%	12%		79%		79%
Sales & Marketing Solutions:
Traditional	43%	11%	32%	57%	11%	49%	9%
VAPs	6%	7%	(1)%	43%	8%	51%	10%
Total Sales & Marketing Solutions	24%	8%	16%		19%		19%
Internet Solutions	10%	7%	3%		2%		2%
Core and Total International Revenue	22%	9%	13%

Total Corporation:
Risk Management Solutions:
Traditional	7%	2%	5%	75%	49%	76%	50%
VAPs	13%	2%	11%	21%	14%	20%	14%
Supply Management Solutions	37%	1%	36%	4%	3%	4%	2%
Total Risk Management Solutions [1]	10%	3%	7%		66%		66%
Sales & Marketing Solutions:
Traditional	6%	2%	4%	43%	12%	43%	12%
VAPs	6%	1%	5%	57%	15%	57%	15%
Total Sales & Marketing Solutions	6%	1%	5%		27%		27%
Internet Solutions	25%	1%	24%		7%		7%
Core and Total Revenue	9%	1%	8%

Notes:

1       On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change

Risk Management Solutions without Supply Management Solutions:

U.S.	4%	0%	4%
International	22%	10%	12%
Total Corporation	8%	2%	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.